Exhibit 99.2

FOR RELEASE

Amish Naturals Expands with Acquisition of an Amish Granola Bakery
Tuesday October 16, 10:00 am ET

HOLMESVILLE, Ohio — (BUSINESS WIRE) — Amish Naturals (OTCBB: AMNT — News) today announces the cash acquisition of the thirty-year-old Schlabach Amish Wholesale Bakery in Benton, Ohio. They produce a large variety of all-natural gourmet foods, featuring proprietary Amish recipes for granola, nutritional bars, and other whole grain cereal products. They are currently offered in hundreds of retail and specialty outlets, including Whole Foods, Giant Eagle, Dutch Valley, Van Kampen and more. The bakery will continue to manufacture their complete line of gourmet granola products from their present location and continue utilizing their same hands-on methods and formulas.

David C. Skinner, Sr., Amish Naturals’ President and CEO, adds, “This is an exciting time for Amish Naturals. The Amish bakery products are very high quality, filled with natural ingredients, and they fit perfectly with the Amish Naturals’ mission. We are thrilled that Schlabach Bakery recognized Amish Naturals as a natural fit for expanding their distribution and production capabilities. Also, the reorganization of our sales divisions will fit perfectly with the company’s goals to offer the finest Amish made food products to markets nationwide.”

“What a great fit. Not only do the products keep with our traditions, the granola/snack bar category is a $1.8 billion dollar business that is currently growing at 10%, year over year,” states Troy Treangen, Amish Naturals’ Executive Vice-President and COO. “With this addition, Amish Naturals now manufactures products in nine different grocery categories, all of which carry our high standards for Amish quality.”

By adding these additional products, Amish Naturals’ product offerings now include premium organic pastas, All-Natural pastas, All-Natural ketchup, salad dressings, fruit spreads, barbeque sauces, and gourmet mustards.

About Amish Naturals

Amish Naturals’ goal is to increase shareholder value through the sale and distribution of organic, Amish food products to the exploding market for organic and wholesome foods. Last year, the U.S. market for natural/organic foods was estimated to have totaled approximately $13.8 billion. Building on generations of traditions, the Company has created food that reflects the wholesomeness and purity of the Amish people and their culinary customs, including a variety of the finest homemade Amish Pasta. For more information, please visit www.amishnaturals.com

Business Risks and Forward Looking Statements

This press release contains forward-looking statements relating to, among other things, the expected launch of the Company’s products, its revenue growth, or the continued revenue growth of the organic and wholesome foods segments. These statements are expressly made in reliance on the safe harbor provisions contained in Section 21E of the Securities Exchange Act of 1934. Sales and earnings trends are affected by many factors including, among others, our entry into an effective distribution agreement with one or more wholesale food brokers or large-scale retail outlets, the effectiveness of our promotion and merchandising strategies, the efficient operation of our production facility and supply chain, the changing dietary and culinary habits of consumers in our target markets, and our effective management of business risks.

In light of these risks, the forward-looking statements contained in this press release are not guarantees of future performance and in fact may not be realized. Our actual results could differ materially and adversely from those expressed in this press release. Further, the statements made by us represent our views only as of the date of this press release, and it should not be assumed that the statements made herein remain accurate as of any future date. We do not presently intend to update these statements prior to the filing of our next report with the Securities and Exchange Commission and undertake no duty to any person to effect any such update under any circumstances. Investors are also urged to review carefully the discussion under the caption “Risk Factors” in our Current Report on Form 8-K filed on October 31, 2006, with the Securities and Exchange Commission, which may be accessed through the EDGAR database maintained by the SEC at www.sec.gov.

Contact: Investors: Amish Naturals, 330-279-3161 or Media: Dana Condosta, 201-488-0049 dana@avalanchepr.com

Source: Amish Naturals